CERTIFICATION

I,  Gregory B. Lipsker, the Principal Executive Officer of Metaline Mining and Leasing Company, certify that:

1.

This annual report on Form 10-KSB of Metaline Mining and Leasing Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Metaline Mining and Leasing Company.

Date:  April 4, 2003

/s/ Gregory B. Lipsker

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Gregory B. Lipsker, Principal Executive Officer